EXHIBIT (h.1)
               Amendment to Transfer Agency and Services Agreement


                  AMENDMENT TO THE TRANSFER AGENCY AND SERVICES
                                  AGREEMENT[S]

         THIS AMENDMENT, dated as of this ___ day of __, 2003 is made to the Transfer Agency and Services Agreement[s] (the "Agreement[s]") dated December 31, 1995 between each of the Funds executing this Amendment (hereafter individually and collectively referred to as the "Fund" or the "Company") and PFPC Inc. ("PFPC").

         WITNESSETH

         WHEREAS, the Fund and PFPC desire to amend the Agreement[s].

         NOW THEREFORE, the Fund and PFPC agree that as of the date first referenced above, the Agreement[s] shall be amended as follows:

1. Article 13.1 Term and Termination is modified by deleting from the first sentence thereof the phrase "in effect through December 31, 2003" and inserting in its place the phrase "in effect through December 31, 2006".

2. Effective January 1, 2004, Schedule C "FEE SCHEDULE" is hereby deleted and replaced with the attached revised Schedule C.

3. The Agreement[s], as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter hereof. This Amendment supersedes all prior and contemporaneous agreements between the parties in connection with the subject matter hereof. No officer, employee, servant or other agent of either party is authorized to make any representation, warranty, or other promises not expressly contained herein with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.


PFPC INC.                                       SIT LARGE CAP GROWTH FUND, INC.

By:                                             By:
   ----------------------------                     ----------------------------

Title:                                          Title:
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SIT MID CAP GROWTH FUND, INC.                   SIT MONEY MARKET FUND, INC.

By:                                             By:
   ----------------------------                     ----------------------------

Title:                                          Title:
      -------------------------                        -------------------------


SIT MUTUAL FUNDS, INC.                          SIT MUTUAL FUNDS II, INC.

By:                                             By:
   ----------------------------                     ----------------------------

Title:                                          Title:
      -------------------------                        -------------------------


SIT U.S. GOVERNMENT SECURITIES
FUND, INC.

By:
   ----------------------------

Title:
      -------------------------














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